                                                                       EXHIBIT I


                                ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of ________, 2000, among Siemens Corporation, a Delaware corporation ("Siemens"), Entex Information Services, Inc., a Delaware corporation (the "Company"), ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as escrow agent (the "Escrow Agent"), and Dort A. Cameron, III (or such successor person selected as Stockholders' Representative pursuant to the Merger Agreement (as defined below) the "Stockholders' Representative").


                                    RECITALS

         This Agreement is being entered into pursuant to an Agreement and Plan of Merger dated as of March 13, 2000 (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement) among Siemens, Emilia Acquisition Corp., a Delaware corporation ("Acquisition"), and the Company in order to provide for the deposit with the Escrow Agent of funds that will be held and disbursed, as hereinafter provided and as provided in the Merger Agreement, to make indemnity payments to the Indemnified Parties and (to the extent of any remaining funds) to make payments to certain holders of Company Common Stock.

         NOW, THEREFORE, the parties hereby agree as follows:

1. Appointment of the Escrow Agent; Deposit of Escrow Amount. Siemens, the Company and the Stockholders' Representative hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt of an executed copy of the Merger Agreement. Pursuant to the Merger Agreement, funds in the amount of Twenty Million Dollars ($20,000,000) (the "Escrow Amount") have been or are to be deposited with the Escrow Agent by Siemens.

2. The Escrow Fund. The Escrow Amount and all earnings thereon (the Escrow Amount and all such earnings being referred to herein together as the "Escrow Fund") shall be held by the Escrow Agent as a trust fund in a separate account maintained for the purpose, on the terms and subject to the conditions of this Agreement. The Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement. Except as set forth in Section 8 hereof, amounts held in the Escrow Fund shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of Siemens, the Company, the Stockholders' Representative or any former holder of Company Common Stock owing to the Escrow Agent in any capacity.

3. Investment of the Escrow Fund; Taxes.

         (a) Unless otherwise directed in writing by Siemens and the Stockholders' Representative, the Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Escrow Fund, in bonds or other fixed-income securities, the interest on which is not subject to U.S. federal income tax (including alternative minimum tax) or to New York City or New York State income tax; or if such securities are not available for purchase, in obligations of, or guaranteed by, the government of the United States of America or any State thereof or the District of Columbia, or agencies of any of the foregoing, having maturities of not greater than 90 days (or, if earlier, the Termination Date (as hereinafter defined)); provided that such bonds or other obligations are rated at least A by Moody's Investors Service, Inc. ("Moody's") and A by Standard & Poor's Corporation ("S&P").

         (b) It is not anticipated that Taxes will be payable in respect of earnings on the Escrow Fund; however, to the extent that such Taxes are payable, they shall be the obligation of and shall be paid when due by Siemens but Siemens shall be entitled to be reimbursed the amount of any and all such Tax payments from the Escrow Fund in accordance with Section 5(a). The Escrow Agent shall have no duty or obligation with respect to notifying any party of any taxes due or monitoring the payment of any taxes. Siemens hereby agrees to indemnify and hold harmless the Escrow Agent from and against any liability arising from such taxes, including any failure to pay such taxes.

4. Claims Against the Escrow Fund.

         (a) Concurrently with the delivery of a Claim Notice to the Escrow Agent and the Stockholders' Representative pursuant to Section 7.5 of the Merger Agreement, Siemens will deliver to the Escrow Agent a certificate in substantially the form of Annex I attached hereto (a "Certificate of Instruction"). No Certificate of Instruction may be delivered by Siemens after 5:00 p.m. New York time on the business day immediately preceding the Termination Date. The Escrow Agent shall give written notice to the Company and the Stockholders' Representative of its receipt of a Certificate of Instruction not later than the second business day next following receipt thereof, together with a copy of such Certificate of Instruction.

         (b) If the Escrow Agent (i) shall not, within 30 calendar days following its receipt of a Certificate of Instruction (the "Objection Period"), have received from the Stockholders' Representative a certificate in substantially the form of Annex II attached hereto (an "Objection Certificate") disputing the right of the applicable Indemnified Party to the Owed Amount (as defined in the Certificate of Instruction) referred to in such Certificate of Instruction, or (ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter (whether before or after the end of the Objection Period) have received ether (x) a certificate from Siemens and the Stockholders' Representative substantially in the form of Annex III attached hereto (a "Resolution Certificate") stating that Siemens and the Stockholders' Representative have agreed that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties or (y) a copy of a final order of the arbitration panel appointed pursuant to Section 7.7 of the Merger Agreement (accompanied by a certificate of Siemens or the Stockholders' Representative substantially in the form of Annex IV attached hereto (an "Arbitration Certificate")) stating that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties, then the Escrow Agent shall, on the second business day next following (x) the expiration of the Objection Period or (y) the Escrow Agent's receipt of a Resolution Certificate or an Arbitration Certificate, as the case may be, pay over to Siemens from the Escrow Fund, by wire transfer of immediately available funds to a bank account of Siemens' designation, the amount set forth in said Certificate of Instruction or, if such Resolution Certificate or Arbitration Certificate specifies that an amount other than such Owed Amount is payable, such other amount.

         (c) The Escrow Agent shall give written notice to the Stockholders' Representative and Siemens of its receipt of an Objection Certificate not later than the second business day next following receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall give written notice to Siemens and the Stockholders' Representative of its receipt of an Arbitration Certificate or Resolution Certificate not later than the second business day next following receipt thereof, together with a copy of such Arbitration Certificate or Resolution Certificate, as the case may be.

         (d) Upon the payment by the Escrow Agent of the Owed Amount referred to in a Certificate of Instruction, such Certificate of Instruction shall be deemed cancelled. Upon the receipt by the Escrow Agent of a Resolution Certificate or an Arbitration Certificate and the payment by the Escrow Agent of the Owed Amount (or if such Resolution Certificate or Arbitration Certificate specifies that an amount other

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
than such Owed Amount is payable, such other amount), the related Certificate of Instruction shall be deemed cancelled.

         (e) Upon Siemens' determination that it has no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction (or a specified portion thereof), Siemens will promptly deliver to the Escrow Agent a certificate substantially in the form of Annex V attached hereto (a "Siemens Cancellation Certificate") canceling such Certificate of Instruction (or such specified portion thereof, as the case may be), and such Certificate of Instruction (or portion thereof) shall thereupon be deemed cancelled. The Escrow Agent shall give written notice to Siemens and the Stockholders' Representative of its receipt of a Siemens Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Siemens Cancellation Certificate.

         (f) Upon receipt of a final order of the arbitration panel appointed pursuant to Section 7.7 of the Merger Agreement stating that it is a final order and that none of the Owed Amount referred to in a Certificate of Instruction as to which the Stockholders' Representative delivered an Objection Certificate within the Objection Period is payable to any Indemnified Party pursuant to the Merger Agreement or this Agreement, Siemens and the Stockholders' Representative will promptly deliver to the Escrow Agent a copy of such order (accompanied by a certificate substantially in the form of Annex VI attached hereto (a "Representative Cancellation Certificate")) cancelling such Certificate of Instruction, and such Certificate of Instruction shall thereupon be deemed cancelled. The Escrow Agent shall give written notice to the Stockholders' Representative and Siemens of its receipt of a Representative Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Representative Cancellation Certificate.

5. Release of Escrow Fund.

         (a) Earnings Tax Release. To the extent that taxes in respect of earnings on the Escrow Fund become due and payable by Siemens prior to the Termination Date (as hereinafter defined), Siemens shall notify the Stockholders' Representative and the Escrow Agent and upon receipt of such written notice executed by Siemens and the Stockholders' Representative, the Escrow Agent shall pay over to Siemens from the Escrow Fund, by wire transfer of immediately available funds to a bank account of Siemens' designation, a percentage of the taxable earnings sufficient to pay any incremental income Taxes imposed on Siemens as a result of such taxable earnings, as determined by Siemens, subject to the consent of the Stockholders' Representative, which consent shall not be unreasonably withheld.

         (b) Stockholders' Representative Expense Release. To the extent that the Stockholders' Representative incurs any costs or expenses in connection with the performance of his duties and obligations under the Merger Agreement and this Agreement in his capacity as the Stockholders' Representative that exceed the Stockholders' Representative Expense Amount actually paid to the Stockholders' Representative pursuant to the Merger Agreement, the Stockholders' Representative shall notify Siemens and the Escrow Agent and upon receipt of such written notice executed by the Stockholders' Representative, the Escrow Agent shall pay over to the Stockholders' Representative from the Escrow Fund, by wire transfer of immediately available funds to a bank account of the Stockholders' Representative's designation, the amount set forth in such notice.

         (c) Termination Date. The Escrow Agent shall on the date that is eighteen months after the Measurement Date (the "Termination Date") transfer from the Escrow Fund to a separate sub-account (the "Release Account") an amount equal to (x) the remaining balance of the Escrow Fund less (y) (A) the sum of any amounts designated in Certificates of Instruction received by the Escrow Agent prior to 5:00 p.m. New York time on the business day immediately preceding the Termination Date that have not been cancelled in accordance with paragraph
(d), (e) or (f) of Section 4; (B) the sum of the amounts released or

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to be released pursuant to paragraphs (a) and (b) above; and (C) the fees and expenses of the Escrow Agent to be deducted from the Escrow Fund as set forth in
Section 8. If at any time after the Termination Date the entire balance of the Escrow Fund exceeds the sum at that time of the amounts designated in Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been cancelled in accordance with paragraph (d),
(e) or (f) of Section 4, the Escrow Agent shall promptly transfer to the Release Account the amount of such excess. At such time on or following the Termination Date as all Certificates of Instruction received by the Escrow Agent prior to the Termination Date have been cancelled in accordance with paragraph (d), (e) or (f) of Section 4, the Escrow Agent shall promptly transfer to the Release Account the balance in the Escrow Fund. Funds (if any) deposited and held from time to time pursuant to this Agreement in the Release Account, shall be released to the former holders of Company Common Stock entitled thereto in accordance with the provisions of the Merger Agreement, as instructed in writing by the Stockholders' Representative. After all funds have been disbursed from the Escrow Account and the Release Account, this Agreement (other than Sections 6, 7 and 8) shall automatically terminate.

6. Duties and Obligations of the Escrow Agent. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance herewith, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document (including the Merger Agreement). In furtherance and not in limitation of the foregoing:

         (a) the Escrow Agent shall not be liable for any loss of interest or any penalty sustained or imposed as a result of investments, reinvestments, sales or liquidations made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Escrow Fund prior to its maturity effected in order to make a payment (including any payment of taxes) required by the terms of this Agreement;

         (b) the Escrow Agent shall be fully protected and shall incur no liability in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered (including, but not limited to, any documentation from the arbitration panel appointed pursuant to Section 7.7 of the Merger Agreement);

         (c) the Escrow Agent shall not be liable for any error of judgment, or for any action taken, suffered or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement, (a) the Escrow Agent shall be liable for its willful misconduct or gross negligence or breach of this Agreement; and (b) in no event shall the Escrow Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage;

         (d) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

         (e) in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty and which are not impacted by such uncertainty, shall be to keep safely all property held in the Escrow Fund until it shall be directed

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
otherwise in writing by each of the parties hereto or by a final, nonappealable order of a court of competent jurisdiction; provided, however, in the event that the Escrow Agent has not received such written direction or court order within 180 calendar days after requesting the same, it shall have the right to interplead Siemens and the Stockholders' Representative in any court of competent jurisdiction and request that such court determine its rights and duties hereunder;

         (f) the Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care; and

         (g) nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business in any jurisdiction other than the State of New York or to act as fiduciary or otherwise and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

7. Cooperation. Siemens and the Stockholders' Representative shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

8. Fees and Expenses; Indemnity. The fees, costs and expenses of the Escrow Agent for its services hereunder, including the preparation and delivery of all Form 1099s and other documentation required to be delivered by the Internal Revenue Service, shall be deducted by the Escrow Agent directly from the Escrow Fund prior to any payments or releases pursuant to Section 5; provided that in no event shall such fees exceed [$5,000] per year. Each of Siemens and the Stockholders' Representative, on behalf of the holders of Company Common Stock, shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, damages, judgment, fine, penalty, claim, demand, settlement, cost or expense, including but not limited to reasonable attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's acceptance and administration of this Agreement and its performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement; provided that notwithstanding the foregoing, neither Siemens nor the Stockholders' Representative shall be required to indemnify the Escrow Agent for any such loss, liability, cost or expense arising as a result of the Escrow Agent's willful misconduct or gross negligence or breach of this Agreement and provided, further that in no event shall the Stockholders' Representative, on behalf of the holders of the Company Common Stock, be responsible to reimburse, indemnify or hold the Escrow Agent harmless against any liabilities with respect to income Taxes which, for purposes of this Agreement, are the sole responsibility of Siemens as provided in Section 3(b).

9. Resignation and Removal of the Escrow Agent.

         (a) The Escrow Agent may resign as such 30 calendar days following the giving of prior written notice thereof to Siemens and the Stockholders' Representative. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Siemens and the Stockholders' Representative and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal and upon receipt by the Escrow Agent of any fees, costs and expenses owed or due to it, if any, hereunder the Escrow Agent shall deliver the property comprising the Escrow Fund to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Fund as such successor may reasonably request.


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
         (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of 30 calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because Siemens and the Stockholders' Representative are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may petition a court of competent jurisdiction to select a successor and any such resulting appointment shall be binding upon all of the parties to this Agreement.

         (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 9 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Fund, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause (iii) of Section 6, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 10) or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                             If to Siemens or the Company, to:

                             Siemens Corporation
                             153 East 53rd Street
                             New York, New York  10021
                             Facsimile No.:  (212) 258-4945
                             Attn:  Legal Department

                             If to the Stockholders' Representative, to:

                             Dort A. Cameron, III
                             The Airlie Group
                             115 East Putnam Avenue
                             Greewich, Connecticut 06830
                             Facsimile No.:  (203) 661-0479

                             If to the Escrow Agent, to:

                             ChaseMellon Shareholder Services, L.L.C.
                             85 Challenger Road
                             Ridgefield Park, New Jersey  07660
                             Facsimile No.:  (201) 329-8931
                             Attention:  Terence Kivlehan

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to

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
time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

11. Certain Tax Matters. In accordance with Rev. Rul 73-451, 1973-2 C.B. 158, Rev. Rul 77-294, 1977-2 C.B. 173 (as amplified by Rev. Rul 79-91, 1979-1 C.B.
179), and Private Letter Ruling 8629038 (April 18, 1986) as supplemented by Private Letter Ruling 8640021 (July 1, 1986), Siemens and the Stockholders' Representative agree that the establishment of this Escrow Fund amounts to a substantial restriction on the selling stockholders' rights to receive a portion of the purchase price under the Merger Agreement and neither party shall take an inconsistent position on any Tax Return or for any other Tax purpose unless required by applicable law.

12. Amendments, etc. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Siemens and the Stockholders' Representative and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof; provided, however, that all provisions regarding the rights, duties and obligations of the Escrow Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

14. Business Day. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

15. Miscellaneous. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

16. Dispute Resolution: Negotiation and Arbitration.

         (a) The parties hereto shall resolve any dispute arising out of or relating to this Agreement pursuant to the procedures set forth in Section 7.7 of the Merger Agreement.

         (b) Resolution of disputes under this Section 16 pursuant to the procedures set forth in Section 7.7 of the Merger Agreement shall be the sole and exclusive means of resolving disputes arising out of or relating to this Agreement; provided, however, that nothing herein shall preclude the parties from seeking in any court of competent jurisdiction temporary or interim injunctive relief to the extent necessary to preserve the subject matter of the dispute pending resolution under this Section 16 pursuant to Section 7.7 of the Merger Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                              SIEMENS CORPORATION


                              By:
                                    --------------------------------------------
                                    Name:  Gerald Wright
                                    Title: Executive Vice President and
                                           Chief Financial Officer



                              By:
                                    --------------------------------------------
                                    Name:  Michael Schiefen
                                    Title: Vice President, Corporate Development



                              ENTEX INFORMATION SERVICES, INC.


                              By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                              By:
                                    --------------------------------------------
                                    Dort A. Cameron, III
                                    Stockholders' Representative


                              CHASEMELLON SHAREHOLDER
                              SERVICES, L.L.C.


                              By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                                                         ANNEX I


                           CERTIFICATE OF INSTRUCTION


                                       to


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                                 as Escrow Agent

         The undersigned, Siemens Corporation, a Delaware corporation ("Siemens"), pursuant to Section 4(a) of the Escrow Agreement dated as of _______, 2000 among Siemens, Entex Information Services, Inc., a Delaware corporation, Dort A. Cameron, III (the "Stockholders' Representative") and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

         (a) certifies that (i) Siemens or another Indemnified Party has sent to the Escrow Agent and the Stockholders' Representative a Claim Notice (as such term is defined in the Merger Agreement), a copy of which is attached hereto, and (ii) the amount of $___________ (the "Owed Amount") is payable to the Indemnified Parties pursuant to Section 8 of the Merger Agreement by reason of the matter described in such Claim Notice; and

         (b) instructs you to pay to Siemens from the Escrow Fund the Owed Amount, by wire transfer of immediately available funds to Siemens' account at _________________, __________________, _________, _________ (Account
No.:_________), unless you receive an Objection Certificate from the Stockholders' Representative prior to the expiration of the Objection Period. If you receive an Objection Certificate within the Objection Period, within two business days following your receipt of a Resolution Certificate or an Arbitration Certificate, you are to pay to Siemens the amount specified in such Resolution Certificate or Arbitration Certificate.



                              SIEMENS CORPORATION


                              By:   ____________________________________________
                                    Name:
                                    Title:

Dated:  ____________, ____

                                                                        ANNEX II


                              OBJECTION CERTIFICATE


                                       To


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                                 As Escrow Agent

         The undersigned, Dort A. Cameron, III (the "Stockholders' Representative"), pursuant to Section 4(b) of the Escrow Agreement dated as of ________, 2000 among Siemens Corporation, a Delaware corporation ("Siemens"), Entex Information Services, Inc., a Delaware corporation, the Stockholders' Representative and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

         (a) disputes that the Owed Amount referred to in the Certificate of Instruction dated _________, ____ is payable to the Indemnified Parties pursuant to Section 8 of the Merger Agreement;

         (b) certifies that the undersigned has sent to Siemens a written statement dated ___________, ____ of the undersigned, a copy of which is attached hereto, disputing its liability to the Indemnified Parties for the Owed Amount; and

         (c) objects to your making payment to Siemens as provided in such Certificate of Instruction.



                              By:   ____________________________________________
                                    Dort A. Cameron, III
                                    Stockholders' Representative

Dated: _____________, ____

                                                                       ANNEX III


                             RESOLUTION CERTIFICATE


                                       to


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                                 as Escrow Agent

         The undersigned, Siemens Corporation, a Delaware corporation ("Siemens"), and Dort A. Cameron, III (the "Stockholders' Representative"), pursuant to Section 4(b) of the Escrow Agreement dated as of ________, 2000 among Siemens, Entex Information Services, Inc., a Delaware corporation, the Stockholders' Representative and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

         (a) certify that (i) Siemens and the Stockholders' Representative have resolved their dispute as to the matter described in the Certificate of Instruction dated __________, ____ and the related Objection Certificate dated ___________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates is $______________;

         (b) instruct you to pay to Siemens from the Escrow Fund the final Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to Siemens' account at ____________________, _________________, ________, ________ (Account No.: ___________), within two business days of your receipt of this Certificate; and

         (c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby cancelled.

                              SIEMENS CORPORATION


                              By:   ____________________________________________
                                    Name:
                                    Title:


                              By:   ____________________________________________
                                    Dort A. Cameron, III
                                    Stockholders' Representative

Dated: _____________, ____

                                                                        ANNEX IV


                             ARBITRATION CERTIFICATE


                                       to


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                                 as Escrow Agent

         The undersigned, [Siemens Corporation, a Delaware corporation ("Siemens") or Dort A. Cameron, III (the "Stockholders' Representative")], pursuant to Section 4(b) of the Escrow Agreement dated as of ________, 2000 among Siemens, Entex Information Services, Inc., a Delaware corporation, the Stockholders' Representative and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

         (a) certify that (i) attached hereto is a final order of the arbitration panel appointed pursuant to Section 7.7 of the Merger Agreement resolving the dispute between Siemens and the Stockholders' Representative as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates, as provided in such order, is $______________;

         (b) instruct you to pay to Siemens from the Escrow Fund the Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to Siemens' account at _____________________, ________________, _______, _______ (Account No.: ____________), within two business days of your receipt of this Certificate; and

         (c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby cancelled.


                              SIEMENS CORPORATION


                              By:   ____________________________________________
                                    Name:
                                    Title:


Dated:  ____________, ____          ____________________________________________
                                    Dort A. Cameron, III
                                    Stockholders' Representative

                                                                         ANNEX V


                        SIEMENS CANCELLATION CERTIFICATE


                                       to


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                                 as Escrow Agent

         The undersigned, Siemens Corporation, a Delaware corporation ("Siemens"), pursuant to Section 4(e) of the Escrow Agreement dated as of _______, 2000 among Siemens, Entex Information Services, Inc., a Delaware corporation, Dort A. Cameron, III (the "Stockholders' Representative") and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

         (a) certifies that (i) it hereby releases its claim with respect to [all] [specify portion] of the Owed Amount designated in the Certificate of Instruction dated _____________, ____ and (ii) as a result, the Owed Amount with respect to such Certificate of Instruction is $__________; and

         (b) agrees that such Certificate of Instruction is, to the extent of the claim released as provided in clause (i) of paragraph (a) above, cancelled.


                              SIEMENS CORPORATION


                              By:   ____________________________________________
                                    Name:
                                    Title:

Dated:  ____________, ____

                                                                        ANNEX VI


                     REPRESENTATIVE CANCELLATION CERTIFICATE


                                       to


                     CHASEMELLON SHAREHOLDER SERVICES, L.L.C


                                 as Escrow Agent

         The undersigned, Dort A. Cameron, III (the "Stockholders' Representative") and Siemens Corporation, a Delaware corporation ("Siemens"), pursuant to Section 4(f) of the Escrow Agreement dated as of ______, 2000 among Siemens, Entex Information Services, Inc., a Delaware corporation, the Stockholders' Representative and you (terms defined in the Escrow Agreement have the same meanings when used herein), hereby certify that (i) attached hereto is a final order of the AAA resolving the dispute between Siemens and the Stockholders' Representative as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) as provided in such order, there is no Owed Amount with respect to the matter described in such Certificates.



                              By:   ____________________________________________
                                    Dort A. Cameron, III
                                    Stockholders' Representative

                              SIEMENS CORPORATION


                              By:   ____________________________________________
                                    Name:
                                    Title:

Dated:  ____________, ____